Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated February 22, 2017, relating to the financial statements and financial highlights, which appear in Gateway Equity Call Premium Fund’s and Gateway Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Performance,” “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 26, 2017